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CUSIP NO. 520780 10 7             13D                        PAGE  7 OF 7  PAGES
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                                                                       Exhibit 1


                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock of Lawson Software, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings.

         In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of _____________________, 2001






                                        /s/ JOHN J. CERULLO
                                       -----------------------------------------
                                       John J. Cerullo, Individually


                                        /s/ GERALDINE F. CERULLO
                                       -----------------------------------------
                                       Geraldine F. Cerullo, Individually


                                       CERULLO FAMILY LIMITED PARTNERSHIP

                                       By:  /s/ JOHN J. CERULLO
                                           -------------------------------------
                                           John J. Cerullo, General Partner